AMENDMENT NO. 1 TO LOAN AGREEMENT

     WHEREAS, In Veritas Medical Diagnostics, Inc., a Colorado corporation (the "Company"), and Westek Limited ("Westek") entered into a certain Loan Agreement dated as of June, 2004 (the "Loan Agreement").

     WHEREAS, an outstanding principal balance thereon in the amount of $1,800,000 is due and payable pursuant to the Loan Agreement;

     WHEREAS, the Company lacks the funds necessary to pay the outstanding principal balance;

     NOW, THEREFORE, in consideration for the mutual promises, conditions and covenants contained herein and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

     1.   Extension of Maturity  Date.  The Maturity Date, as defined in Section
          1.1 of the Loan Agreement, shall be amended to mean March 31, 2008 (the "Extended Maturity Date").

     2. Payment of Interest. Effective October 31, 2006, the Loan Agreement shall bear interest at the rate of 10% Such interest shall be payable quarterly in arrears in cash. Notwithstanding the foregoing, Westek may elect to convert the quarterly interest payment into shares of the Company's common upon five (5) days written notice to the Company. If Westek elects to convert the quarterly interest payment into shares of common stock, the number of shares to be issued to Westek shall be determined by dividing the quarterly interest payment by the average closing price of the Company's common stock during its most recently completed fiscal quarter. The quarterly interest payment shall be due within 15 business days following the end of each fiscal quarter (commencing January 31, 2007).

     3. Alteration of Terms. Westek hereby waives any and all rights and remedies under the Loan Agreement to require the Company to make principal or interest payments, or to enforce its security interest, prior to the Extended Maturity Date. Except as amended herein, the Loan Agreement shall remain in full force and effect.


AGREED TO:

IN VERITAS MEDICAL DIAGNOSTICS, INC.

By: /s/ Martin Thorp
--------------------
Name: Martin Thorp
Title:Chief Financial Officer
Date: November 21, 2006

WESTEK LIMITED

By: /s/ Graham Cooper
--------------------
Name: Graham Cooper
Title:Chief Executive Officer
Date: November 21, 2006